Exhibit 4(c)

                       RESTATEMENT OF THE
                 RIGHTCHOICE MANAGED CARE, INC.
              EXECUTIVE DEFERRED COMPENSATION PLAN


       WHEREAS,  RightCHOICE  Managed  Care,  Inc.,  a   Missouri

Corporation  ("Old  RightCHOICE")  adopted  and  maintained   the

RightCHOICE  Managed  Care, Inc. Executive Deferred  Compensation

Plan (the "Plan"); and

     WHEREAS, Old RightCHOICE has merged with and is succeeded by

RightCHOICE  Managed  Care,  Inc., a  Delaware  Corporation  (the

"Company") and the Company wishes to amend and restate the Plan;

      NOW,  THEREFORE, in exercise of the power provided  for  in

Section  8.1  of the Plan, the Board of Directors of the  Company

hereby amends the Plan, effective July 1, 2000, so that it  reads as follows:



                 RIGHTCHOICE MANAGED CARE, INC.
              EXECUTIVE DEFERRED COMPENSATION PLAN

                        TABLE OF CONTENTS

                                                             Page

ARTICLE 1 PART I - INFORMATION REQUIRED IN THE SECTION 10(a)
     PROSPECTUS                                                 1
ARTICLE 2 PART II - INFORMATION REQUIRED IN THE REGISTRATION
     STATEMENT                                                  1
ARTICLE 1 PURPOSE                                               1
ARTICLE 2 DEFINITIONS AND CERTAIN PROVISIONS                    1
     Section 2.1    Beneficiary                                 1
     Section 2.2    Board                                       1
     Section 2.3    Committee                                   1
     Section 2.4    Company Contribution                        1
     Section 2.5    Company Contribution Unit                   1
     Section 2.6    Deferral Account                            1
     Section 2.7    Disability                                  1
     Section 2.8    Early Payment Unit                          1
     Section 2.9    Employee                                    1
     Section 2.10   Enrollment Agreement                        1
     Section 2.11   Incentive Award                             2
     Section 2.12   Participant                                 2
     Section 2.13   Plan Year                                   2
     Section 2.14   Prior Plan                                  2
     Section 2.15   Retirement                                  2
     Section 2.16   Retirement Plan                             2
     Section 2.17   Retirement Unit                             2
     Section 2.18   Rollover Unit                               2
     Section 2.19   Salary                                      2
     Section 2.20   Savings Plan                                2
     Section 2.21   Unit                                        2
     Section 2.22   Valuation Date                              2
ARTICLE 3 ADMINISTRATION OF THE PLAN                            2
ARTICLE 4 PARTICIPATION                                         3
     Section 4.1    Election to Participate                     3
     Section 4.2    Company Contributions                       4
     Section 4.3    Rollovers From Prior Plan                   4
     Section 4.4    Deferral Accounts                           5
     Section 4.5    Investment of Accounts                      5
     Section 4.6    Valuation of Accounts                       5
     Section 4.7    Statement of Accounts                       5
ARTICLE 5 BENEFITS                                              5
     Section 5.1    Retirement Unit                             5
     Section 5.2    Early Payment Unit                          6
     Section 5.3    Company Contribution Unit                   6
     Section 5.4    Survivor Benefits                           6
     Section 5.5    Termination of Employment                   6
     Section 5.6    Disability                                  7
     Section 5.7    Rollover Unit                               7
     Section 5.8    Emergency Benefit                           7
     Section 5.9    Small Benefit                               7
     Section 5.10   Withholding; Unemployment Taxes             7
ARTICLE 6 BENEFICIARY DESIGNATION                               7
     Section 6.1    Designation of Beneficiary                  7
     Section 6.2    Failure to Designate Beneficiary            8
ARTICLE 7 ARBITRATION                                           8
ARTICLE 8 AMENDMENT AND TERMINATION OF PLAN                     8
     Section 8.1    Amendment                                   8
     Section 8.2    Termination                                 8
ARTICLE 9 MISCELLANEOUS                                         8
     Section 9.1    Unsecured General Creditor                  8
     Section 9.2    Obligations to Company                      9
     Section 9.3    Nonassignability                            9
     Section 9.4    Employment Not Guaranteed                   9
     Section 9.5    Protective Provisions                       9
     Section 9.6    Gender, Singular & Plural                   9
     Section 9.7    Captions                                    9
     Section 9.8    Validity                                    9
     Section 9.9    Notice                                      9
     Section 9.10   Applicable Law                             10
     Section 9.11   Ineligible Participant                     10
     Section 9.12   Trust                                      10
     Section 9.13   Effect of Deferrals and Payments
                    on Other Plans                             10


                 RIGHTCHOICE MANAGED CARE, INC.
              EXECUTIVE DEFERRED COMPENSATION PLAN


                            ARTICLE 1
                             PURPOSE

     The purpose of the RightCHOICE Managed Care, Inc. Executive Deferred Compensation Plan (the "Plan") is to provide a means whereby RightCHOICE Managed Care, Inc. (the "Company") may afford opportunities to defer salary and incentive compensation to a select group of key management employees of the Company and its subsidiaries, so that such employees may be retained and their productive efforts encouraged.

     This Plan is intended to qualify as an unfunded plan maintained primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                            ARTICLE 2
               DEFINITIONS AND CERTAIN PROVISIONS

     Section 2.1    Beneficiary.

     "Beneficiary" means the person or persons designated as such in accordance with Article 6.

     Section 2.2    Board.

     "Board" means the Board of Trustees of the Company.

     Section 2.3    Committee.

     "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article 3.

     Section 2.4    Company Contribution.

     "Company Contribution" means the contribution made by the Company pursuant to Section 4.2 of the Plan.

     Section 2.5    Company Contribution Unit.

     "Company Contribution Unit" means a Unit established to receive Company Contributions for a Participant, as described in Sections 4.2 and 5.3 of the Plan.

     Section 2.6    Deferral Account.

     "Deferral Account" means the account maintained on the books of account of the Company for each Participant for each Unit pursuant to Section 4.4.

     Section 2.7    Disability.

     "Disability" means the complete and permanent inability, by reason of illness or accident, to perform the duties of the occupation at which a Participant was employed when such disability commenced, extending for a period of at least six months.

     Section 2.8    Early Payment Unit.

     "Early Payment Unit" means a Unit which allows a Participant to meet savings needs other than for retirement, as described in
Section 5.2 of the Plan.

     Section 2.9    Employee.

     "Employee" means any person employed by the Company or its subsidiaries on a regular full-time salaried basis.

     Section 2.10   Enrollment Agreement.

     "Enrollment Agreement" means the election form which an eligible Employee files with the Company to participate in the Plan.

     Section 2.11   Incentive Award.

     "Incentive Award" means a Participant's incentive award under the Management Incentive Program (MIP) or Sales Incentive
Program (SIP), as amended from time to time, or other annual incentive plan designated by the Committee.

     Section 2.12   Participant.

     "Participant"  means an eligible Employee who  has  filed  a completed  and  executed Enrollment Agreement with the  Committee
and   is  participating  in  the  Plan  in  accordance  with  the provisions of Article 4.

     Section 2.13   Plan Year.

     "Plan Year" means the calendar year beginning January 1 and ending December 31.

     Section 2.14   Prior Plan.

     "Prior  Plan"  means  the  Blue Cross  and  Blue  Shield  of
Missouri Supplemental Retirement Plan, as amended from time to time.

     Section 2.15   Retirement.

     "Retirement" means the termination of a Participant's employment with the Company at any time after (i) the Participant attains age 65, (ii) the Participant attains age 55 and completes five years of service with the company or a related entity, or
(iii) the Participant attains age 50 and completes ten years of participation in this Plan.

     Section 2.16   Retirement Plan.

     "Retirement   Plan"  means  the  Company's  Non-Contributory
Retirement Program for Certain Employees, as amended from time to time.

     Section 2.17   Retirement Unit.

     "Retirement Unit" means a Unit which allows a Participant to accumulate supplemental income for retirement, as described in
Section 5.1 of the Plan.

     Section 2.18   Rollover Unit.

     "Rollover  Unit"  means  a  Unit  established  to  allow   a
Participant to transfer account balances under the Prior Plan to this Plan, as described in Sections 4.3 and 5.7 of the Plan.

     Section 2.19   Salary.

     "Salary" means, with respect to a Participant for any Plan Year, such Participant's annual base salary, any payments for overtime hours, vacation pay, compensation paid in lieu of vacation, and holiday pay, but excluding allowances, Incentive Awards and other forms of incentive compensation, Savings Plan or other qualified plan contributions made by the Company, Retirement Plan or other qualified plan or supplemental pension plan benefits, retainers, insurance premiums or benefits, reimbursements, income from stock options and stock appreciation rights, and all other payments.

     Section 2.20   Savings Plan.

     "Savings Plan" means the Company's 401(k) Savings Program, as amended from time to time.

     Section 2.21   Unit.

     "Unit" means a Company Contribution Unit, Early Payment unit, Retirement Unit or Rollover Unit.

     Section 2.22   Valuation Date.

     "Valuation Date" means each business day of the Plan Year.

                            ARTICLE 3
                   ADMINISTRATION OF THE PLAN

     (a) The Committee is the plan administrator and the named fiduciary under this Plan within the meaning of ERISA, and shall supervise and control the operation of this Plan in accordance with its terms.

     (b) The Committee may appoint from its number such committees with such powers as it shall determine; may authorize one or more of its number or its agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, including counsel for the Company, employ agents and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

     (c) The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

     (d) The action of a majority of the members expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

     (e) No member of the Committee who is an employee shall receive any compensation for his services as such, and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction. To the extent permitted by applicable law, the Company, without charging such to the Plan, shall indemnify each member of the Committee against any and all claims, losses, damages, expenses (including reasonable attorney fees) and liabilities arising from any action or failure to act, except when the same is finally judicially determined to be due to the gross negligence or willful misconduct of such member.

     (f) Subject to the limitations of the Plan, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Committee shall interpret the Plan and decide any and all matters arising hereunder (except such matters which the Board from time to time may reserve to itself), including the right to remedy possible ambiguities, inconsistencies or omissions. All interpretations, determinations and decisions of the Committee or the Board with respect to eligibility for benefits, the terms of the Plan or any other matter hereunder shall be made by the
Committee or the Board, in its sole discretion. All such interpretations, determinations and decisions of the Committee or the Board shall be final, conclusive and binding on all parties affected thereby. No rule of strict construction shall be applied against the Company, the Committee, the Board or any other person in the interpretation of any terms of the Plan or any rule or procedure established by the Committee.

     (g) If a written request by a Participant or Beneficiary for the payment of any benefits hereunder has been rejected by the Committee, then the Committee shall within a reasonable period of time notify the Participant of such rejection in writing setting forth the specific reasons for such rejection. Such written explanation shall be written in a manner calculated to be understood by the Participant. The Committee shall afford any Participant whose claim for benefits has been rejected a reasonable opportunity for review of such claim.

                            ARTICLE 4
                          PARTICIPATION

     Section 4.1    Election to Participate.

     Employees who are Vice Presidents or above (or persons who hold equivalent positions and such other persons as the Committee may permit) will be eligible to participate in this Plan. Any eligible Employee may elect to participate in the Plan effective as of the first day of the Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. A separate Enrollment Agreement must be completed for each Plan Year in which a Participant makes deferrals under the Plan.

     For  any  Plan Year an eligible Employee may elect to  defer
(i) a specific dollar amount of Salary and/or (ii) a percentage of the Participant's Incentive Award. The Committee may establish minimum and maximum deferral amounts for each Plan Year.

     If any portion of the amount that a Participant elects to defer under the Savings Plan exceeds the statutory maximum contribution permissible under the Savings Plan for the Plan Year, the Participant may elect to defer under this Plan for the balance of such Plan Year the amount the Participant would otherwise have deferred under the Savings Plan but for the statutory limitation.

     When   a   Participant  makes  a  deferral   election,   the
Participant will also direct his deferrals to either a Retirement
Unit or an Early Payment Unit, as provided in Article 5.

     Contributions attributable to periods prior to July 1, 2000, and earnings and losses thereon will be distributed in accordance with a Participant's elections under the provisions of the Plan as in effect on June 30, 2000.

     Section 4.2    Company Contributions.

     For each Plan Year the Company will contribute to the Company Contribution Unit of a Participant the amounts described in paragraphs (a), (b) and (c) below; provided, however, that no Company Contributions will be made under this Plan on behalf of a Participant until the Participant is eligible to participate in the Savings Plan.

     All Company Contributions will vest at the same time and in the same manner as if such contributions were made to the Savings
Plan. The Company Contribution Unit will be paid out in the same manner as a Retirement Unit, as described in Section 5.3.

           (a) Restoration Match. The Company will make a matching contribution equal to (A) sixty percent (60% ) of the amount which the Participant defers under this Plan for the Plan Year, up to a maximum Company Contribution of three percent (3%) of the sum of the Participant's Salary and Incentive Award, minus (B) the Company matching contribution made for the Participant under the Savings Plan. In the event of any change in the formula for making Company matching contributions under the Savings Plan, the foregoing Company matching contributions under this Plan shall automatically change to conform to the formula for Company matching contributions under the Savings Plan.

           (b) Deferral-Based Match. The Company will make an additional contribution to restore any Company matching or discretionary contributions which a Participant loses under the Savings Plan on account of the Participant's deferrals under this Plan, which is not restored under paragraph (a) above.

           (c) Discretionary Contributions. The Company will make contributions to restore any Company discretionary contributions which can not be allocated to a Participant's account under the Savings Plan due to limitations imposed under Sections 401(a)(17) and/or 415(c) of the Internal Revenue Code, which is not restored under paragraphs (a) or
     (b) above.

     The Company Contributions under this Section 4.2 will in no event be duplicative and will be reduced by any corresponding contributions which are made under any other plan or arrangement of the Company.

     Section 4.3    Rollovers From Prior Plan.

     All  amounts  credited  to an active Participant  under  the
Prior Plan with respect to reductions in benefits under the savings Plan and elective deferrals will automatically be transferred to a Rollover Unit in this Plan effective as of July 1, 1991. Amounts credited to an active Participant under the Prior Plan with respect to reductions in benefits under the Retirement Plan will not be transferred to this Plan, but will remain under the Prior Plan.

     No  additional deferrals will be made to any Rollover Units.
Rollover  Units  will  be  invested in the  manner  described  in
Section 4.5 of this Plan.

     Section 4.4    Deferral Accounts.

     The Committee shall establish and maintain separate Deferral
Accounts for each Participant. The Committee will maintain separate Deferral Accounts for each Retirement Unit, Early
Payment Unit, Company Contribution Unit and Rollover Unit.

     The amount by which a Participant's Salary or Incentive Award is reduced pursuant to Section 4.1 shall be credited to the Participant's Deferral Account no later than the first day of the month following the month in which such compensation would otherwise have been paid. The amount of Company Contribution provided for by Section 4.2 shall also be credited to the Participant's Deferral Account on a monthly basis. The Deferral Account shall be debited by the amount of any payments made to the Participant or the Participant's Beneficiary with respect to such Deferral Account pursuant to this Plan.

     Section 4.5    Investment of Accounts.

     The Committee will establish at least four investment funds for the Plan. The amount in a Participant's Deferral Account and Rollover Account, if applicable, will be invested in such funds, based on the investment preferences expressed by the Participant.

     Section 4.6    Valuation of Accounts.

     A Participant's Deferral Account and Rollover Account, if applicable, shall be credited with any gains or losses realized on the investments comprising such Deferral Account and Rollover Account, if applicable, as of each Valuation Date. A Participant's Deferral Account and Rollover Account, if applicable, shall be charged with all expenses incurred in connection with the investment and reinvestment of the assets comprising any such Account.

     Section 4.7    Statement of Accounts.

     The committee shall submit to each Participant, at least quarterly, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Account and Rollover Account, if applicable.

                            ARTICLE 5
                            BENEFITS

     Section 5.1    Retirement Unit.

     A Participant is eligible for a retirement benefit from a Retirement Unit under this Plan when he has satisfied the requirements for Retirement (as defined in Article 2). The retirement benefit for a Retirement Unit will be based on the total value of the Deferral Account for the Retirement Unit.

     The retirement benefit for a Retirement Unit will be paid in the manner which the Participant elects when he enrolls in the Retirement Unit. After the Participant elects the form of payment, he may not change his election. A Participant may elect to receive his retirement benefit in either a lump sum or annual installments over 5, 10 or 15 years. The lump sum payment will be made or annual installment payments will commence on or before January 31 of the year following the Participant's Retirement.

     If the Participant elects to receive a lump sum payment, the amount will be equal to the value of the Deferral Account for the Unit as of the Valuation Date immediately preceding the date of distribution.

     If the Participant elects to receive annual installments, gains or losses will be credited on the unpaid balance in the Deferral Account in accordance with Section 4.5 until the final payment is made to the Participant. If the Participant elects annual installments, each distribution will be an amount equal to the balance of the Participant's Deferral Account for the Unit as of the Valuation Date immediately preceding the distribution date divided by the number of installments remaining to be paid.

     Section 5.2    Early Payment Unit.

     A Participant who enrolls in an Early Payment Unit under this Plan must specify a year in which he elects to receive a lump sum payment of the value of the Deferral Account for the Early Payment Unit. The payment date may be as early as the fifth year after deferrals commence for the Unit, but not later than age 70. After the Participant elects the time of payment, he may not change his election. On or before January 31 of the year he elects, the Participant will receive a lump sum payment of the value of the Deferral Account for the Early Payment Unit as of the Valuation Date immediately preceding the date of distribution.

     Section 5.3    Company Contribution Unit.

     The retirement benefit for a Company Contribution Unit will be paid out following termination of employment in the same manner as a Retirement Unit according to the manner which the Participant elects when he initially enrolls in the Plan. After the Participant elects the form of payment, he may not change his election.

     Section 5.4    Survivor Benefits.

           (a)  Retirement Unit or Company Contribution Unit. The
     Survivor   Benefits  for  a  Retirement  Unit   or   Company
     Contribution Unit will be paid as follows:

                (i) If the Participant dies while in active service before he is eligible for Retirement under the Plan, his Beneficiary will receive a lump sum payment on or before January 31 of the year following the Participant's death equal to the value of the Deferral Account for the Unit as of the Valuation Date immediately preceding the date of distribution.

                (ii) If the Participant dies while in active service after he is eligible for Retirement at the time of his death, his Beneficiary will receive survivor benefits in the manner which the Participant elected to receive retirement benefits commencing on or before January 31 of the year following his death.

                (iii)      If the Participant dies after payments
          of   his   retirement  benefit  have   commenced,   his
          Beneficiary will receive any remaining installments of his retirement benefit.

           (b)  Early Payment Unit. The survivor Benefits for  an
     Early Payment Unit will be paid as follows:

                (i) If the Participant dies prior to payment of his benefit for an Early Payment Unit, his Beneficiary will receive a lump sum payment on or before January 31 of the year following the Participant's death equal to the value of the Deferral Account for the Unit as of the Valuation Date immediately preceding the date of distribution.

                (ii) If the Participating dies after payment of his benefit for an Early Payment Unit, there will be no additional survivor benefits with respect to the Unit under this Plan.

     Section 5.5    Termination of Employment.

     If a Participant terminates employment before he is eligible for Retirement under the Plan, he will receive a lump sum payment of the value of his vested Deferral Accounts for any Retirement Unit, Early Payment Units and Company Contribution Unit upon his termination of employment. If a Participant terminates employment after he is eligible for Retirement under the Plan, he will receive retirement benefits in the manner he elected for any Retirement Unit and Company Contribution Unit as provided in
Section 5.1 and will receive a lump sum payment for any Early Payment Unit(s) on the date(s) he originally elected as provided in Section 5.2.

     Section 5.6    Disability.

     If a Participant suffers a Disability, the Participant will be deemed to be eligible for Retirement under the Plan. The Participant will receive retirement benefits in the manner he elected for any Retirement Unit and Company Contribution Unit and will receive a lump sum payment for any Early Payment Unit(s) on the date(s) he originally elected.

     Section 5.7    Rollover Unit.

     A Rollover Unit will be paid out upon termination of employment in the same manner as it would have been paid under the terms of the Prior Plan, whether due to retirement, death, termination of employment, or disability.

     Section 5.8    Emergency Benefit.

     In the event that the Committee, upon written petition of the Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the termination benefit to which the Participant would have been entitled pursuant to Section 5.5 if he had a termination of employment on the date of such determination and received a lump sum payment (the "Emergency . Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. The amount of the benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the payment of the Emergency Benefit. An Emergency Benefit shall be paid first from Early Payment Units prior to payments from any other Units. Applications for Emergency Benefits and determinations thereon by the Committee shall be in writing, and a Participant may be required to furnish written proof of the financial emergency. Any Participant who receives an Emergency Benefit will be precluded from electing to make new deferrals under the Plan until the next enrollment period which occurs at least 12 months following payment of the Emergency Benefit.

     Section 5.9    Small Benefit.

     In the event the Committee determines at any time that the balance of a Participant's Deferral Account is less than $25,000, or the portion of the balance of the Participant's Deferral
Account payable to any Beneficiary is less than $25,000, the Company may pay the benefit in the form of a lump sum payment, notwithstanding any provision of this Article 5 to the contrary. Such lump sum payment shall be equal to the balance of the Participant's Deferral Account or the portion thereof payable to a Beneficiary.

     Section 5.10   Withholding; Unemployment Taxes.

     To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

                            ARTICLE 6
                     BENEFICIARY DESIGNATION

     Section 6.1    Designation of Beneficiary.

     Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee on a form prescribed or accepted by the Committee. Any Participant shall have the right to designate a new Beneficiary at any time by filing with the Committee a written request for such change, but any such change shall become effective only upon receipt of such request by the Committee. Upon receipt by the Committee of such request, the change shall relate back to and take effect as of the date the Participant signs such request, whether or not the Participant is living at the time the Committee receives such request.

     Section 6.2    Failure to Designate Beneficiary.

     If there is no designated Beneficiary living at the death of the Participant when any payment hereunder shall be payable to a Beneficiary, then such payment shall be made as follows:

          To such Participant's wife or husband, if living and if not living, to the legal representative of the Participant's estate.


                            ARTICLE 7
                           ARBITRATION

     Any dispute between a Participant and the Company as to the interpretation or application of the provisions of this Plan or an Enrollment Agreement and the amounts payable hereunder shall be determined by binding arbitration before a single arbitrator in St. Louis, Missouri in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

                            ARTICLE 8
                AMENDMENT AND TERMINATION OF PLAN

     Section 8.1    Amendment.

     The Board may at any time amend the Plan in whole or in part; provided, however, that no such amendment shall be effective to decrease the benefits accrued by any Participant prior to the date of such amendment. Written notice of any amendment shall be given to each Participant in the Plan.

     Section 8.2    Termination.

     (a) Company's Right To Terminate. The Board may at any time terminate the Plan.

     (b) Payments Upon Termination. Upon any termination of the Plan under this Section 8.2, the Participants will be deemed to have voluntarily terminated their participation under the Plan as of the date of such termination. Salary and Incentive Awards shall prospectively cease to be deferred for the then Plan Year, and the Company will pay to each Participant the value of each of the Participant's Deferral Accounts, determined as if each Participant had terminated employment on the date of such termination of the Plan, as soon as practicable but no later than seven (7) days after such termination of the Plan.

                            ARTICLE 9
                          MISCELLANEOUS

     Section 9.1    Unsecured General Creditor.

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Such Policies or assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns (other than a grantor trust established to assist the Company in meeting its obligations hereunder and the assets of which are available to general creditors if the Company becomes insolvent), or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies, shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

     Section 9.2    Obligations to Company.

     If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

     Section 9.3    Nonassignability.

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     Section 9.4    Employment Not Guaranteed.

     Nothing  contained  in  this  Plan  nor  any  action   taken
hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Company.

     Section 9.5    Protective Provisions.

     Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in salary and Incentive Awards theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the first day on which he participates in the Plan or (b) the first day of the Participant's deferral Account for any new Unit under the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to any affected Deferral Account will be payable hereunder to such Participant or his Beneficiary, other than payment of the cumulative reductions in Salary and Incentive Awards theretofore made pursuant to this Plan, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

     Section 9.6    Gender, Singular & Plural.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     Section 9.7    Captions.

     The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     Section 9.8    Validity.

     In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect, whatsoever, the validity of any other provision of this Plan.

     Section 9.9    Notice.

     Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Vice President-Corporate Taxes of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Section 9.10   Applicable Law.

     This Plan shall be governed and construed in accordance with the laws of the State of Missouri.

     Section 9.11   Ineligible Participant.

     Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Deferral Accounts. Upon such payment no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant.

     Section 9.12   Trust.

     The Company shall be responsible for the payment of all benefits provided under the Plan. The Company shall establish one or more trusts, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts shall be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors in the event of insolvency. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of and shall be paid by the Company.

     Section 9.13   Effect of Deferrals and Payments on Other Plans.

     Any amount of deferred and/or payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which such Participant may be entitled under any other plan or arrangement of the Company, except as otherwise specified in such plan or arrangement.

     IN WITNESS WHEREOF, the Company has caused this Restatement of the Plan to be adopted as of the 30th day of November, 2000.

                              RIGHTCHOICE MANAGED CARE, INC.



                              By: /s/ Angela F. Braly

                              Title: Executive Vice President,
                                     General Counsel and Corporate Secretary